UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2011

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 4, 2011, Cardinal Health, Inc. (the “Company”) issued a news release announcing its results for the quarter and fiscal year ended June 30, 2011. A copy of the news release is included as Exhibit 99.1 to this report.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On August 3, 2011, the Board of Directors (the “Board”) of the Company elected David P. King to the Board, effective September 1, 2011, to serve until the Company’s 2011 Annual Meeting and until his successor is elected and qualified. The committee(s) of the Board on which Mr. King initially will serve have not been determined as of the time of this filing on Form 8-K. Mr. King serves as Chairman of the Board, President and Chief Executive Officer of Laboratory Corporation of America Holdings, an independent clinical laboratory company.

Mr. King will participate in the standard non-management director compensation arrangements described in the Company’s 2010 proxy statement, including an initial equity grant on the effective date of his election to the Board. Accordingly, Mr. King will receive restricted share units (“RSUs”) equal to $120,000 divided by the closing share price of the Company’s common shares on the New York Stock Exchange on the grant date. The RSUs will vest in full one year from grant date and will be settled in the Company’s common shares.

(e)

On August 2, 2011, the Human Resources and Compensation Committee of the Board (the “Committee”) approved a performance share unit (“PSU”) program and form of PSU Agreement that sets forth the terms of PSUs that may be granted under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan. The form of PSU Agreement is filed as Exhibit 10.1 to this report.

New PSU Program

On August 2, 2011, the Committee approved a change to the Company’s long-term incentive award mix, introducing three-year PSUs to incent and retain the Company’s executives and further align their interests with those of the Company’s shareholders; to further align with the pay practices of the Company’s Comparator Group companies; and to respond to the views of the Company’s shareholders. For fiscal 2012, senior executives, including all of the Company’s named executive officers, will receive one-third of their long-term incentive compensation awards in the form of stock options, one-third in RSUs and one-third in PSUs. For fiscal 2011, named executive officers received 65% of long-term incentive compensation in the form of stock options and 35% in the form of RSUs.

For the fiscal 2012 PSU grants, the Committee established performance goals based on (a) compound annual growth rate in non-GAAP earnings per share and (b) dividend yield over the performance period. These two measures are key components of an internal operational total shareholder return formula that the Company believes has a strong correlation to market total shareholder return (i.e., share price appreciation plus dividends).

At the end of the performance period, an executive can receive shares representing 50% of his or her target PSU grant if the threshold level of the performance goals and criteria is attained, and can receive shares representing up to 200% of his or her target PSU grant for above-target performance. No shares may be issued under the PSUs if the threshold performance levels are not satisfied. To facilitate transition to PSU grants, the Committee established both a two-year and a three-year performance period for the initial grant of PSUs. Under this arrangement, 40% of the PSUs will be eligible for vesting at the end of the second year following the grant date and 60% of PSUs will be eligible for vesting at the end of the third year following the grant date.

Description of PSU Agreement

Under the PSU Agreement approved by the Committee, PSUs will be settled following the end of a performance period by the issuance of a number of the Company’s common shares, which may be a fraction or multiple of the number of PSUs subject to an award, subject to both continued employment by the Company and the achievement of performance goals established by the Committee (which may vary from award to award). For designated employees, the Committee also may establish an additional performance criterion or criteria in order to provide for the deductibility of such awards under Section 162(m) of the Internal Revenue Code of 1986.

The PSU Agreement provides for full vesting of PSUs if an awardee dies or is disabled at least six months after the grant date and pro-rata vesting of PSUs if the awardee retires at least six months after the grant date, based in each case on actual performance during the full performance period. In the event of a change of control, the PSUs for each performance period will immediately vest and be paid in an amount equal to the number of PSUs at a payout level based on: (i) actual performance up to the most recent date prior to the change of control on which the achievement of the performance goals can be determined; and (ii) if the change of control occurs prior to the end of a performance period, the projected performance for the remainder of the performance period. If an awardee is involuntarily terminated without cause between the end of the performance period and the payment date, he or she will receive vesting based on actual performance during the performance period. Except as described above or as the Committee at any time may otherwise determine, an awardee will forfeit the right to any PSUs if he or she terminates employment before the payment date.

Under the PSU Agreement, the Company has the authority to require repayment, or to subject outstanding awards to forfeiture, in certain instances of misconduct. In addition, the PSU Agreement will be administered in compliance with the clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The plan administrator also may, in its discretion, require repayment if the amount of the award was calculated based upon the achievement of financial results that were subsequently the subject of a restatement of the Company’s financial statements, the awardee engaged in misconduct that caused or contributed to the need for such restatement, and the amount payable to the awardee would have been lower than the amount actually paid to the awardee had the financial results been properly reported.

The foregoing summary is qualified in its entirety by reference to the form of PSU Agreement filed as Exhibit 10.1 to this report.

Item 7.01	Regulation FD Disclosure

During a conference call scheduled to be held at 8:00 a.m. Eastern Daylight Time on August 4, 2011, Cardinal Health’s Chairman and Chief Executive Officer and Chief Financial Officer will discuss the Company’s results for the quarter and fiscal year ended June 30, 2011 and outlook for the fiscal year ending June 30, 2012. The slide presentation for the conference call will be available on the Investors page at www.cardinalhealth.com. An audio replay of the conference call also will be available on the Investors page at www.cardinalhealth.com.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Performance Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan.

99.1	News release issued by the Company on August 4, 2011 announcing fourth quarter and fiscal year results.

99.2	Information disclosed by the Company on August 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: August 4, 2011	By:	/s/ Stuart G. Laws
		Name:	Stuart G. Laws
		Title:	Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

10.1	Form of Performance Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan.

99.1	News release issued by the Company on August 4, 2011 announcing fourth quarter and fiscal year results.

99.2	Information disclosed by the Company on August 4, 2011.